UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2005

SFSB, Inc.

(Exact Name of Registrant as Specified in its Charter)

United States	000-51037	20-2077715
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 Churchville Road

Bel Air, Maryland 21015

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 443-265-5570

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 7, 2005, the Board of Directors of SFSB, Inc. and Slavie Federal Savings Bank accepted the resignation of Ronald W. Robinson, the Chief Financial Officer, Treasurer and Principal Accounting and Financial Officer of SFSB, Inc. and Slavie Federal Savings Bank. Mr. Robinson cited personal reasons for his resignation. Mr. Robinson will remain with Slavie Federal Savings Bank as its Controller.

On the same day, the Board of Directors of SFSB, Inc. and Slavie Federal Savings Bank elected Sophie T. Wittelsberger, the current Chief Operating Officer and Vice President of Slavie Federal Savings Bank, to become the new Chief Financial Officer of SFSB, Inc. and Slavie Federal Savings Bank. Mrs. Wittelsberger has served as a Vice President since January 2001 and Chief Operating Officer since January 2004. Mrs. Wittelsberger joined Slavie Federal Savings Bank in June 1997 as Controller.

Mrs. Wittelsberger had entered into an employment agreement with Slavie Federal Savings Bank on December 30, 2004. This agreement was amended to reflect her new responsibilities.

Mrs. Wittelsberger’s employment agreement provides for an initial annual salary of $66,000, subject to annual increases and, if appropriate, an annual bonus, as may be determined by the Board of Directors. The term of the agreement initially is two years; however, commencing on the first anniversary date of the agreement and continuing on each anniversary date thereafter, the disinterested members of the Board of Directors or a committee of disinterested directors will conduct an annual review of her performance for purposes of determining whether to extend the agreement an additional year such that the remaining term of the agreement shall again be two years. If the directors do not extend the agreement, then Mrs. Wittelsberger’s employment agreement will terminate at the end of one year following such anniversary date.

The agreement terminates upon Mrs. Wittelsberger’s death, permanent disability, or by mutual written agreement. Mrs. Wittelsberger’s may terminate the agreement for good reason as described in the agreement. Slavie Federal Savings Bank may terminate the agreement for certain events constituting cause as described in the agreement. Slavie Federal Savings Bank may also terminate the agreement at any time without cause provided that Slavie Federal Savings Bank provides sixty days prior written notice to Mrs. Wittelsberger.

If Mrs. Wittelsberger terminates the agreement for good reason, or if Slavie Federal Savings Bank terminates her employment without cause, she will receive severance pay for the remainder of the term as defined in the agreement equal to her current cash compensation. In addition, Slavie Federal Savings Bank will continue to maintain her health insurance coverage for the remainder of the term of the agreement. If Mrs. Wittelsberger is terminated without cause or terminates her employment for good reason in connection with or after a change in control (as defined in the agreement), she is entitled, instead of the severance payment described above, to a single payment equal to twice her average annual compensation over the prior five years.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits – none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFSB, INC.

June 10, 2005	By:	/s/ Philip E. Logan
Philip E. Logan, President